Exhibit 99.1

Sony Pictures Television and Chicken Soup for the Soul Entertainment

Strengthen Relationship to Position Company for Further Growth

Sony Obtains Preferred Stock Position, Giving Chicken Soup for the Soul

100% Ownership of Crackle Plus

COS COB, CT – December 15, 2020 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced that, pursuant to the terms of the Crackle Plus joint venture agreement entered into in May 2019, Sony Pictures Television (SPT) exercised its option with respect to its ownership stake in Crackle Plus, giving SPT the right to obtain $40 million of preferred stock in Chicken Soup for the Soul Entertainment in exchange for its ownership stake in Crackle Plus. For the next 30 days Chicken Soup for the Soul Entertainment has the right to pay cash in lieu of some or all of the preferred stock. The Company has already determined that it will give Sony some portion in preferred stock. The transaction gives Chicken Soup for the Soul Entertainment 100% ownership and control of Crackle Plus.

“Sony has been an incredible partner for Chicken Soup for the Soul Entertainment and this transaction is the natural next step in our relationship,” said William J. Rouhana Jr, chief executive officer of Chicken Soup for the Soul Entertainment. “We welcome Sony as a large shareholder and look forward to continuing to work closely with them.”

“Chicken Soup for the Soul Entertainment has done a remarkable job integrating Crackle into their business,” said Erik Moreno, EVP Mergers & Acquisitions and Corporate Development for Sony Pictures Entertainment. “We look forward to strengthening our relationship as we move forward.”

Since acquiring Crackle from Sony in May 2019, the management of Chicken Soup for the Soul Entertainment has reduced the network’s cost structure, ramped up ad sales on its owned and operated networks and differentiated the network among other AVOD offerings through its strong complement of original and exclusive content. Additionally, Chicken Soup for the Soul Entertainment has steadily expanded its distribution and production pipeline as well as its content library, which now comprises over 10,800 movies and 22,000 television episodes available for its AVOD networks. The company is now investing in steps to further grow viewership across the Crackle Plus networks.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates streaming video-on-demand networks (VOD). The company owns a majority stake in Crackle Plus, a company formed with Sony Pictures Television, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media subsidiary and produces original long and short-form content through Landmark Studio Group, its Chicken Soup for the Soul Originals division and APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2020) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

csse@ellipsisir.com

(646) 776-0886

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561